SIGNATURE
                                                                   Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Xerox Credit Corporation

We consent to incorporation by reference in the Registration Statements
(No. 33-31366, No. 33-39838, and No. 33-31367 and No. 33-43470) on Form S-3
of Xerox Credit Corporation of our report dated January   , 1994, relating to
the consolidated balance sheets of Xerox Credit Corporation and consolidated subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income and retained earnings and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993 which report appears in the December 31, 1993 Annual Report on Form 10-K of Xerox Credit Corporation. Our report refers to the Company's change in its method of accounting for income taxes and its method of accounting for postretirement benefits other than pensions in 1992.






                                                         KPMG PEAT MARWICK

Stamford, Connecticut
March 18, 1994
(37)